Exhibit 10.5

Amendment No. 2 to Registration Rights Agreement

This Amendment No. 2 to Registration Rights Agreement (this “Amendment”) is dated as of August 28, 2026, and is entered into by and between Mobix Labs, Inc., a Delaware corporation (the “Company”), and Kips Bay Select LP, a limited partnership organized under the laws of the State of Delaware (the “Investor”). Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Registration Rights Agreement, dated as of May 19, 2026, between the Company and the Investor, as amended by that certain Amendment No. 1 to Registration Rights Agreement dated as of June 18, 2026 (as so amended, the “Registration Rights Agreement”).

WHEREAS, the Company and the Investor are party to the Registration Rights Agreement; and

WHEREAS, pursuant to that certain Amendment No. 2 to Securities Purchase Agreement dated as of August 28, 2026 (the “SPA Amendment”), the Company is issuing and selling to the Investor 1,000 additional shares of the Company’s Series A 10% Convertible Preferred Stock (the “Second Closing Shares”) and a Warrant to purchase 6,000 shares of such preferred stock (the “Second Warrant”); and

WHEREAS, the Company and the Investor desire that all shares of Common Stock issuable in respect of the Second Closing Shares and the Second Warrant constitute Registrable Securities under the Registration Rights Agreement, with the independent filing deadline, effectiveness deadline, and liquidated damages provisions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Investor agree as follows:

1. Additional Registrable Securities. All shares of Common Stock issuable upon conversion of the Second Closing Shares and upon conversion of the shares of preferred stock issuable upon exercise of the Second Warrant (collectively, the “Second Closing Conversion Shares”) shall constitute “Registrable Securities” for all purposes under the Registration Rights Agreement, with all rights, protections, and remedies applicable thereto.

2. Filing Deadline. The Company shall include the resale of all Second Closing Conversion Shares and all Extension Shares (as defined in the SPA Amendment) in the registration statement filed or to be filed with the Commission on or about August 28, 2026, in each case to the extent permissible under applicable law and the rules and interpretations of the Commission. If and to the extent any such shares are not so included, the Company shall, no later than September 30, 2026 (the “Second Closing Filing Deadline”), file with the Commission either (i) a post-effective amendment to the then-effective Registration Statement or (ii) a New Registration Statement (as defined in the Registration Rights Agreement), in each case covering the resale of all Second Closing Conversion Shares and all Extension Shares not so included. The form of such filing shall be at the Investor’s election.

3. Effectiveness Deadline. The Company shall cause the filing made pursuant to Section 2 of this Amendment to be declared effective by the Commission no later than the earlier of (a) the thirtieth (30th) calendar day following the date on which such filing is made with the Commission and (b) the third (3rd) Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the Commission that such filing will not be “reviewed” or will not be subject to further review, in each case subject to the Shutdown Extension as provided in Section 2(b) of the Registration Rights Agreement (the “Second Closing Effectiveness Deadline”).

4. Liquidated Damages. All liquidated damages provisions set forth in Section 2(c) of the Registration Rights Agreement shall apply independently in respect of any failure relating to the Second Closing Filing Deadline, the Second Closing Effectiveness Deadline, or any failure to maintain effectiveness of the applicable Registration Statement covering the Second Closing Conversion Shares. Such liquidated damages shall be in addition to, and not in lieu of, any other remedies available to the Investor under the Registration Rights Agreement or the other Transaction Documents.

5. No Other Amendment; Ratification. Except as expressly amended hereby, the Registration Rights Agreement remains in full force and effect and is hereby ratified and confirmed. The provisions of Section 10 of the Registration Rights Agreement, including Section 10(c) (governing law) and Section 10(e) (counterparts), apply to this Amendment mutatis mutandis. This Amendment may be executed in counterparts (including by electronic or DocuSign signature), each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

COMPANY:

MOBIX LABS, INC.

By:	/s/ Keyvan Samini
Name:	Keyvan Samini
Title:	President, CFO and Acting General Counsel

INVESTOR:

KIPS BAY SELECT LP

By:	/s/ John Miller
Name:	John Miller
Title:	Authorized Signatory

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